UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2010 (October 22, 2010)

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2010, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), (i) entered into a stock purchase agreement (the “Stock Purchase Agreement”) among RBC Insurance Holdings (USA) Inc. (“RBC”), Athene Holding Ltd. (“Athene”), Protective Life and, for the purposes of certain sections of the Stock Purchase Agreement, RBC USA Holdco Corporation, and (ii) agreed to enter into a coinsurance agreement (the “Coinsurance Agreement”) with Liberty Life Insurance Company (“Liberty”) under the terms of which Protective Life will coinsure substantially all of the life and health business of Liberty, subject to certain exceptions.  The transactions contemplated by the Coinsurance Agreement transaction will close in conjunction with the acquisition of Liberty by Athene from RBC, an affiliate of Royal Bank of Canada, pursuant to the Stock Purchase Agreement.  Pursuant to the Stock Purchase Agreement, RBC has agreed to sell the stock of Liberty to Athene for total consideration of approximately $628,100,000, which price is subject to adjustment, and which price includes a redemption of shares of Liberty from Seller immediately prior to the closing.  Under the Coinsurance Agreement, Protective Life is to pay to Liberty a ceding commission of $200,500,000, subject to adjustment.  Using information currently available, protective Life estimates that an additional $39 million will be added to the ceding commission for adjustments.

The closing of the acquisition of Liberty by Athene and execution of the Coinsurance Agreement by Protective Life and Liberty is conditioned on, among other things, the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in respect of the acquisition of Liberty by Athene and receipt of approvals from certain regulatory authorities.  In connection with the transaction, Protective Life, Liberty and RBC will enter into a transition services agreement at closing, pursuant to which RBC will provide certain administrative services and assistance to Protective Life and Liberty for a period of time thereafter and Protective Life and Liberty will enter into an administrative services agreement, pursuant to which Protective will provide certain administrative services to Liberty for prescribed time periods following the closing. The closing is expected to occur in the first quarter of 2011.

The Stock Purchase Agreement contains customary representations and warranties made by RBC, Athene and Protective. The Stock Purchase Agreement also contains customary covenants, including, among others, covenants concerning the operation of Liberty in the ordinary course of business pending closing and providing for mutual rights of access to information and cooperation among the parties.  The Stock Purchase Agreement also contains covenants of RBC not to, and to cause its affiliates not to, engage in certain life insurance and annuity related activities for a period of eighteen months following the closing or solicit for employment any employees of Liberty transferring to Protective Life for a period of twenty-four months following the closing, in each case subject to certain exceptions.

The Stock Purchase Agreement contains representations and warranties that the parties made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified by information disclosed to the applicable parties in connection with signing the stock purchase Agreement.  Accordingly, investors should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of facts. The undisclosed information that modifies these representations and warranties may constitute material non-public information.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in Protective’s public disclosures.

The foregoing descriptions of the Stock Purchase Agreement and Coinsurance Agreement are not complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.01 hereto, and the form of the Coinsurance Agreement, which is filed as Exhibit 10.02 hereto, each of which is incorporated by reference herein.

Item 8.01 Other Events.

On October 22, 2010, Protective issued a press release titled “Protective Life to Enter Coinsurance Agreement with Liberty Life”.    A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is herein incorporated by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” that may express expectations of future events and results regarding the proposed transactions, including but not limited to statements regarding the expected benefits and costs of the proposed transactions, the ability to complete the proposed transactions, and the expected timing of the completion of the proposed transactions. All statements that express expectations for and results of future events rather than historical facts are forward-looking statements that may involve certain risks and uncertainties.  Protective cannot give assurance that such statements will prove to be correct. The factors that could affect the future events include, but are not limited to, general economic conditions and the following known trends and uncertainties: Protective Life may not be able to complete the transactions due to, among other things, the inability of the parties to satisfy the various closing conditions, including the receipt of required regulatory approvals; completion of the transactions may be more costly or may take longer than expected; the financing structure of the transactions may be different than currently contemplated; the actual financial results of the transactions could differ materially from Protective’s expectations and may be impacted by items not taken into account in its forecasts and/or its earnings per share calculations; and Protective Life’s expectations regarding its ability to successfully integrate and transition the acquired operations and satisfy its legal and compliance obligations in relation to the transactions may prove to be incorrect. In addition, please refer to Part I, Item 1A, Risk Factors and Cautionary Factors that may Affect Future Results of Protective’s most recent Form 10-K; Part II, Item 1A, Risk Factors, of Protective’s subsequent quarterly reports on Form 10-Q; and Protective’s reports filed on Form 8-K for more information about risk factors. Protective assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.01 - Stock Purchase Agreement by and among RBC Insurance Holdings (USA) Inc., Athene Holding Ltd., Protective Life Insurance Company and RBC USA Holdco Corporation (solely for purposes of Sections 5.14-5.17 and Articles 7, 8 and 10), dated as of October 22, 2010*

10.02 — Form of Coinsurance Agreement by and between Liberty Life Insurance Company and Protective Life Insurance Company

99.1 — Press Release issued by Protective Life Corporation, dated October 22, 2010

* Note: Exhibits to the Stock Purchase Agreement (other than the form of Coinsurance Agreement) and schedules to the Stock Purchase Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Stock Purchase Agreement have not been filed herewith.  The registrant agrees to furnish a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: October 28, 2010